Exhibit 99.1
TRU TAJ LLC AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited)

Set forth below is summary condensed consolidated financial data for TRU Taj LLC (“TRU Taj”), a wholly-owned indirect subsidiary of Toys “R” Us, Inc. (the “Company”), and its subsidiaries for the thirteen and thirty-nine week periods ended October 28, 2017 and October 29, 2016, as well as the last twelve months (“LTM”) ended October 28, 2017, and the Condensed Consolidated Balance Sheet Data as of October 28, 2017 and October 29, 2016, respectively, which is being furnished pursuant to the indentures relating to the 12% Senior Secured Notes due 2021 (the “Taj Notes”) and the 11% Taj DIP Notes due 2019 issued by TRU Taj. Tax balances are presented on a combined basis, allocated to TRU Taj and its subsidiaries.
On September 18, 2017 (“the Petition Date”), TRU Taj, the Company and certain of the Company’s direct and indirect subsidiaries (collectively with the Company, the “Debtors”), filed voluntary petitions for reorganization under the Bankruptcy Code in the U.S. Bankruptcy Court for the Eastern District of Virginia, Richmond Division (“Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly administered for procedural purposes under the caption In re Toys “R” Us, Inc. et al., Case No. 14-34665 (KLP). Documents and other information related to the Chapter 11 Proceedings is available free of charge online at https://cases.primeclerk.com/toysrus/. The Debtors will continue to operate their businesses as “debtors-in-possession” in the ordinary course under the jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Certain subsidiaries and affiliates of the Company will continue to operate their businesses in the normal course and their results are included in our Condensed Consolidated Financial Data.
The financial data set forth below was derived from the Company’s internal financial statements and has not been audited or reviewed by our independent accountants. The financial data set forth below should be read in conjunction with, and is qualified in its entirety by the Company’s Quarterly Report on Form 10-Q for the thirteen and thirty-nine week periods ended October 28, 2017.

TRU TAJ LLC AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED OPERATIONS DATA
(Unaudited)

	13 Weeks Ended		39 Weeks Ended		LTM
(In millions)	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016	October 28, 2017
Net sales	$757	$755	$2,162	$2,188	$3,545
Other revenues (a)	67	67	203	205	270
Total revenues	824	822	2,365	2,393	3,815
Cost of sales	471	460	1,321	1,322	2,173
Gross margin	353	362	1,044	1,071	1,642
Selling, general and administrative expenses	302	287	852	854	1,182
Depreciation and amortization	29	31	88	91	118
Other expense, net	—	—	—	3	1
Intercompany expense	23	21	63	56	98
Total operating expenses	354	339	1,003	1,004	1,399
Operating (loss) earnings	(1)	23	41	67	243
Interest expense	(38)	(53)	(132)	(112)	(171)
Interest income	1	1	2	2	2
Reorganization items, net (b)	(42)	—	(42)	—	(42)
(Loss) earnings before income taxes	(80)	(29)	(131)	(43)	32
Income tax (benefit) expense	—	(2)	77	(8)	119
Net loss	(80)	(27)	(208)	(35)	(87)
Less: Net earnings attributable to noncontrolling interest	1	1	3	4	6
Net loss attributable to TRU Taj LLC	$(81)	$(28)	$(211)	$(39)	$(93)

Other Operating Data:
Adjusted EBITDA (c)	$36	$54	$143	$169	$382
Same store sales	0.4%	(4.2)%	—%	(1.1)%
Issuer Consolidated Adjusted EBITDA (d)					$147
Issuer Leverage Ratio (e)					4.3x

(a)	Comprised of Toys “R” Us Property Company I, LLC’s (“Propco I”) base rents and tenant reimbursements from Toys “R” Us - Delaware, Inc.

(b)	Consists of expenses and gains and losses that directly relate to the restructuring process.

(c)
Adjusted EBITDA is defined as EBITDA (earnings (loss) before net interest expense (income), income tax expense (benefit), depreciation and amortization), as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess actual operating performance including certain items which are generally non-recurring. We have excluded the impact of such items from internal performance assessments. We believe that excluding items such as goodwill and asset impairment charges, impact of litigation, noncontrolling interest, net loss (gain) on sales of properties and other charges, helps investors compare our operating performance with our results in prior periods. We believe it is appropriate to exclude these items as they are not related to ongoing operating performance and, therefore, limit comparability between periods and between us and similar companies.

We believe Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors regularly request Adjusted EBITDA as a supplemental analytical measure to, and in conjunction with, our financial data prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). We understand that investors use Adjusted EBITDA, among other things, to assess our period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.

In addition, we believe that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA and Adjusted EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary for different companies for reasons unrelated to overall operating performance. Using several measures to evaluate the business allows us and investors to assess our relative performance against our competitors. We also use Adjusted EBITDA for the calculation of certain ratios in accordance with our debt covenants.
Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies, even in the same industry, may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. The Company does not, and investors should not, place undue reliance on EBITDA; or Adjusted EBITDA as measures of operating performance.

(d)
Issuer Consolidated Adjusted EBITDA, and the calculation there of, is defined in the indenture related to the Taj Notes (“Taj Notes Indenture”), included in the Company’s Form 8-K, filed August 18, 2016. A reconciliation of Net (loss) earnings attributable to TRU Taj and its subsidiaries to Issuer Consolidated Adjusted EBITDA is presented in the table on the following page. Issuer Consolidated Adjusted EBITDA as presented herein has been calculated in accordance with the definition of “Issuer Consolidated Adjusted EBITDA.” Issuer Consolidated Adjusted EBITDA is primarily a covenant calculation, and therefore is not entirely comparable to the calculation of Adjusted EBITDA for the Company. We believe that the presentation of Issuer Consolidated Adjusted EBITDA provides useful information to investors regarding the Taj Notes Indenture covenants.

(e)
The Issuer Leverage Ratio has been calculated in accordance with the definition of “Issuer Leverage Ratio” as defined in the Taj Notes Indenture, using the aggregate principal amount of the Taj Notes and specified other debt. Accordingly, the calculation of the Issuer Leverage Ratio represents the ratio of:

•	the sum of (i) $583 million of the Taj Notes, plus (ii) $35 million of Toys-Japan 1.04%-2.18% loans, plus (iii) $7 million of financing obligations and other borrowed monies of Toys “R” Us SARL; to

•	Issuer Consolidated Adjusted EBITDA.
The Issuer Leverage Ratio is primarily a covenant calculation, and therefore would not be comparable to a leverage ratio calculated for the Company on a consolidated basis.

A reconciliation of Net loss attributable to TRU Taj and its subsidiaries to EBITDA, Adjusted EBITDA and Issuer Consolidated Adjusted EBITDA is as follows:

	13 Weeks Ended		39 Weeks Ended		LTM
(In millions)	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016	October 28, 2017
Net loss attributable to TRU Taj LLC	$(81)	$(28)	$(211)	$(39)	$(93)
Add:
Income tax (benefit) expense	—	(2)	77	(8)	119
Interest expense, net	37	52	130	110	169
Depreciation and Amortization	29	31	88	91	118
EBITDA	(15)	53	84	154	313
Adjustments:
Reorganization items, net	42	—	42	—	42
Certain transaction costs	4	—	4	(1)	7
Severance	2	—	6	1	9
Net earnings attributable to noncontrolling interest (a)	1	1	3	4	6
Foreign currency re-measurement (b)	1	—	1	5	1
Compensation expense (c)	1	—	1	1	—
Impairment of long-lived assets (d)	—	—	2	—	3
Litigation (e)	—	—	—	4	—
Loss on sales of assets (f)	—	—	—	1	—
Store closure costs (g)	—	—	—	—	1
Adjusted EBITDA	$36	$54	$143	$169	$382
Less:
Propco I Adjusted EBITDA (h)	(43)	(44)	(137)	(136)	(181)
UK Propco intercompany rent	(8)	(8)	(24)	(25)	(31)
France Propco intercompany rent	(2)	(3)	(6)	(7)	(8)
Adjusted EBITDA attributable to minority interest (i)	(5)	(6)	(12)	(11)	(15)
Issuer Consolidated Adjusted EBITDA (j)	$(22)	$(7)	$(36)	$(10)	$147

(a)	Represents noncontrolling interests in Toys (Labuan) Holding Limited (“Asia JV”).

(b)	Represents the unrealized loss (gain) on foreign exchange related to intercompany balances with affiliates.

(c)
Represents the incremental compensation expense (benefit) related to certain one-time awards and modifications including retention awards, net of forfeitures and reversals relating to certain officers’ awards based on performance targets.

(d)	Asset impairments primarily due to the identification of underperforming stores, the relocation of certain stores and property sales.

(e)	Represents certain litigation expenses and settlements recorded for legal matters.

(f)	Represents sale of properties and certain assets.

(g)	Represents store closure costs, net of lease surrender income.

(h)	For the thirteen and thirty-nine weeks ended October 28, 2017 and October 29, 2016 and the last twelve months ended October 28, 2017 Propco I Adjusted EBITDA is as follows:

	13 Weeks Ended		39 Weeks Ended		LTM
(In millions)	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016	October 28, 2017
Net earnings	$23	$23	$75	$71	$98
Add:
Interest expense, net	15	15	45	45	60
Depreciation and Amortization	5	6	17	19	23
EBITDA	43	44	137	135	181
Adjustments:
Loss on sales of assets	—	—	—	1	—
Adjusted EBITDA	$43	$44	$137	$136	$181

(i)
The amounts presented for the thirteen and thirty-nine week periods ended October 28, 2017 and October 29, 2016 and the last twelve months ended October 28, 2017 are based on the minority interest percentage of ownership in the Asia JV during each of those respective periods. On March 24, 2017, the Company combined the legal entity structure for its Toys-Japan and China and Southeast Asia businesses (the “Asia Merger”). The combination was effected by the issuance of new shares of the Asia JV in exchange for our contribution of Toys-Japan, which resulted in Fung Retailing’s ownership of 15% in the combined company and our ownership of 85% in the combined company. Prior to the Asia Merger, Fung Retailing held a 30% interest in the Asia JV business.

(j)	As defined in the Taj Notes Indenture for the calculation of Issuer Leverage Ratio.

TRU TAJ LLC AND SUBSIDIARIES
(DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited)

(In millions)	October 28, 2017	October 29, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$290	$213
Accounts and other receivables	182	170
Merchandise inventories	833	865
Prepaid expenses and other current assets	93	82
Total current assets	1,398	1,330
Property and equipment, net	1,375	1,400
Goodwill	64	64
Deferred tax assets	18	98
Restricted cash	287	42
Straight-line rent receivable from affiliate	204	199
Other assets	180	199
Total Assets	$3,526	$3,332

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$569	$619
Accrued expenses and other current liabilities	263	275
Income taxes payable	4	1
Current portion of long-term debt	94	47
Total current liabilities	930	942
Long-term debt	1,650	1,929
Deferred tax liabilities	59	55
Deferred rent liabilities	154	153
Due to affiliates, net	1	1
Other non-current liabilities	146	128
Total liabilities not subject to compromise	2,940	3,208
Liabilities subject to compromise	589	—
Temporary Equity - Noncontrolling interest	—	119
Total stockholders’ equity	(3)	5
Total Liabilities, Temporary Equity and Stockholders’ Equity	$3,526	$3,332